UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On March 18, 2015, Huntsman Corporation (the “Company”) issued a press release announcing that it intends to commence an offering of €300.0 million in aggregate principal amount of senior notes due 2025 through its wholly owned subsidiary, Huntsman International LLC.  The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 — Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The unaudited condensed combined balance sheet of the Titanium Dioxide Pigments and other businesses (the “Business”) of Rockwood Holdings, Inc. as of September 30, 2014 and unaudited condensed combined statements of operations, comprehensive income (loss), cash flows, and changes in parent company equity of the Business for the nine months ended September 30, 2014 and September 30, 2013 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

99.1	Press Release dated March 18, 2015.

99.2

Unaudited condensed combined balance sheet of the Business as of September 30, 2014 and unaudited combined statements of operations, comprehensive income (loss), cash flows, and changes in parent company equity of the Business for the nine months ended September 30, 2014 and September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: March 18, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 18, 2015
99.2

Unaudited condensed combined balance sheet of the Business as of September 30, 2014 and unaudited combined statements of operations, comprehensive income (loss), cash flows, and changes in parent company equity of the Business for the nine months ended September 30, 2014 and September 30, 2013.